     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 1998
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------


                              AMENDMENT NO. 1 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                               CUMULUS MEDIA INC.
             (Exact name of Registrant as specified in its charter)

               ILLINOIS                                  4832                                 36-4159663
   (State or other jurisdiction of           (Primary standard industrial                   (IRS employer
    incorporation or organization)           classification code number)                identification number)

                          ----------------------------
                             111 EAST KILBOURN AVE.
                                   SUITE 2700
                              MILWAUKEE, WI 53202
                                 (414) 615-2800
  (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive office)
                          ----------------------------
                               RICHARD W. WEENING
                               EXECUTIVE CHAIRMAN
                              LEWIS W. DICKEY, JR.
                            EXECUTIVE VICE CHAIRMAN
                               CUMULUS MEDIA INC.
                             111 EAST KILBOURN AVE.
                                   SUITE 2700
                              MILWAUKEE, WI 53202
                                 (414) 615-2800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                          ----------------------------

                                   COPIES TO:

            WILLIAM F. SCHWITTER, ESQ.                           GEORGE R. KROUSE, JR., ESQ.
       PAUL, HASTINGS, JANOFSKY & WALKER LLP                     SIMPSON THACHER & BARTLETT
                  399 PARK AVENUE                                   425 LEXINGTON AVENUE
             NEW YORK, NEW YORK 10022                             NEW YORK, NEW YORK 10017
                  (212) 318-6000                                       (212) 455-2000

                          ----------------------------
    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ (File No. 333-48849)
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                          ----------------------------
                        CALCULATION OF REGISTRATION FEE

                                                                                          PROPOSED
                                                   AMOUNT         PROPOSED MAXIMUM        MAXIMUM            AMOUNT OF
          TITLE OF EACH CLASS OF                   TO BE         OFFERING PRICE PER      AGGREGATE          REGISTRATION
        SECURITIES TO BE REGISTERED              REGISTERED           SHARE(1)       OFFERING PRICE(1)          FEE (2)
Class A Common Stock, par value $.01 per          205,358
  share....................................      shares(3)             $14.00            $ 2,875,000           $  850
  10 3/8% Senior Subordinated Notes due
  2008.....................................     $10,000,000             100%             $10,000,000           $2,950
Guarantees of 10 3/8% Senior Subordinated
  Notes due 2008...........................     $10,000,000             (4)                 (4)                 (4)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2) The total registration fee of $3,800 was previously paid in connection with the Company's filing on June 26, 1998.
(3) Includes 26,786 shares issuable upon exercise of the Underwriters' over-allotment option.
(4) No additional consideration for the Guarantees of 10 3/8% Senior Subordinated Notes due 2008. Pursuant to Rule 457(n), no separate fee is payable therefor.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           TABLE OF OTHER REGISTRANTS

                                                                                            PRIMARY
                        EXACT NAME OF                              STATE OR OTHER          STANDARD
                        REGISTRANT AS                              JURISDICTION OF        INDUSTRIAL     I.R.S. EMPLOYER
                      SPECIFIED IN ITS                            INCORPORATION OR      CLASSIFICATION    IDENTIFICATION
                           CHARTER                                  ORGANIZATION          CODE NUMBER          NO.
-------------------------------------------------------------  -----------------------  ---------------  ----------------

Cumulus Broadcasting, Inc....................................  Nevada                           4832          36-4166963

Cumulus Licensing Corp.......................................  Nevada                           4832          36-4166966

Caribbean Communications Company Ltd.........................  Montserrat                       4832           N.A.

GEM Radio Five Ltd...........................................  Trinidad and Tobago              4832           N.A.

Forjay Broadcasting Corporation..............................  South Carolina                   4832          56-1003735

Forjay Licensing Corp........................................  Nevada                           4832          36-4231735

Minority Radio Associates, Inc...............................  Georgia                          4832          58-1741314

MRA Licensing Corp...........................................  Nevada                           4832          36-4231737

            INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT ON
                         FORM S-1 (FILE NO. 333-48849)


     Cumulus Media Inc. (the "Company") hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (File No. 333-48849) declared effective on June 25, 1998 by the Securities and Exchange Commission, including each of the documents filed by the Company with the Commission as exhibits thereto.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 29, 1998.

                                CUMULUS MEDIA INC.
                                CUMULUS BROADCASTING, INC.
                                CUMULUS LICENSING CORP.
                                FORJAY BROADCASTING CORPORATION
                                FORJAY LICENSING CORP.
                                MINORITY RADIO ASSOCIATES, INC.
                                MRA LICENSING CORP.

                                BY:  /S/ RICHARD W. WEENING
                                     -----------------------------------------
                                     Richard W. Weening
                                     EXECUTIVE CHAIRMAN

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

             NAME                          TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                Executive Chairman,
    /s/ RICHARD W. WEENING        Treasurer and Director
------------------------------    (Principal Executive          June 29, 1998
      Richard W. Weening          Officer)

    /s/ RICHARD W. WEENING      Executive Vice Chairman and
------------------------------    Director
     Richard W. Weening,                                        June 29, 1998
   As Attorney-in-Fact for
     Lewis W. Dickey, Jr.

    /s/ RICHARD W. WEENING      President and Director
------------------------------
     Richard W. Weening,                                        June 29, 1998
   As Attorney-in-Fact for
     William M. Bungeroth

    /s/ RICHARD W. WEENING      Vice President and Chief
------------------------------    Financial Officer
     Richard W. Weening,          (Principal Accounting         June 29, 1998
   As Attorney-in-Fact for        Officer and Principal
    Richard J. Bonick, Jr.        Financial Officer)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 29, 1998.

                                CARRIBEAN COMMUNICATIONS COMPANY LTD.

                                BY:  /S/ WILLIAM M. BUNGEROTH
                                     -----------------------------------------
                                     William M. Bungeroth
                                     PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

             NAME                          TITLE                    DATE
------------------------------  ---------------------------  -------------------

    /s/ RICHARD W. WEENING      Chairman and Director
------------------------------                                  June 29, 1998
      Richard W. Weening

    /s/ RICHARD W. WEENING      Director
------------------------------
     Richard W. Weening,                                        June 29, 1998
   As Attorney-in-Fact for
     Lewis W. Dickey, Jr.

   /s/ WILLIAM M. BUNGEROTH     President, Treasurer and
------------------------------    Director (Principal           June 29, 1998
     William M. Bungeroth         Executive Officer)

    /s/ RICHARD W. WEENING      Vice President and Director
------------------------------
    Richard W. Weening, as                                      June 29, 1998
     Attorney-in-Fact for
    Robin Woodard Weening

                                Director
------------------------------
         John Dickey

    /s/ RICHARD W. WEENING      General Manager (Principal
------------------------------    Accounting Officer and
    Richard W. Weening, as        Principal Financial           June 29, 1998
     Attorney-in-Fact for         Officer)
       Cheryl Chambers

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 29, 1998.

                                GEM RADIO FIVE LTD.

                                BY:  /S/ WILLIAM M. BUNGEROTH
                                     -----------------------------------------
                                     William M. Bungeroth
                                     PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

             NAME                          TITLE                    DATE
------------------------------  ---------------------------  -------------------
   /s/ WILLIAM M. BUNGEROTH     President and Director
------------------------------    (Principal Executive          June 29, 1998
     William M. Bungeroth         Officer)

    /s/ RICHARD W. WEENING      General Manager and
------------------------------    Director (Principal
    Richard W. Weening, as        Accounting Officer and        June 29, 1998
     Attorney-in-Fact for         Principal Financial
       Cheryl Chambers            Officer)

    /s/ RICHARD W. WEENING      Director
------------------------------
    Richard W. Weening, as                                      June 29, 1998
     Attorney-in-Fact for
    Robin Woodard Weening

                                Director
------------------------------
         David Chang

                                Director
------------------------------
    Ingrid Crooks-Hussein

                                 EXHIBIT INDEX

                                                                                                              PAGE
   NO.      DESCRIPTION                                                                                      NUMBER
----------  --------------------------------------------------------------------------------------------  -------------
5.1*        Opinion of Holleb & Coff as to the validity of the additional Common Stock.
5.2*        Opinion of Paul, Hastings, Janofsky & Walker LLP as to the validity of the additional Notes.
23.1**      Consent of Price Waterhouse LLP
23.2**      Consent of Coopers & Lybrand L.L.P.
23.3**      Consent of Coopers & Lybrand L.L.P.
23.4**      Consent of Johnson, Miller & Co.
23.5**      Consent of Johnson, Miller & Co.
23.6**      Consent of McGladrey & Pullen, LLP
23.7**      Consent of Plante & Moran, LLP
23.8**      Consent of KPMG Peat Marwick LLP
23.9*       Consent of Holleb & Coff (included in Exhibit 5.1)
23.10*      Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.2)

--------------------------------------------------------------------------------------------------------


*  Previously filed.
** Filed herewith.